                            SECOND AMENDMENT TO SUBLEASE

     THIS SECOND AMENDMENT TO SUBLEASE ("Amendment") is made as of this 31st day of December 1997, by and between APPLIED DIGITAL ACCESS, a California corporation ("Sublessor"), and ENOVA CORPORATION, a California corporation ("Sublessee"), with reference to that certain Sublease being entered into by and between Sublessor and Sublessee executed by Sublessee on December 9, 1996 as amended by that certain First Amendment to Sublease date January 24, 1997 ("Sublease"). For the purposes of this Amendment, the term "Sublease" shall mean, collectively, the Sublease, the First Amendment to Sublease, and this Second Amendment to Sublease, and the capitalized terms used herein shall have the meanings ascribed to them in the Sublease unless otherwise indicated. Except as modified as provided herein, the Sublease shall remain in full force and effect. To the extent that there is any conflict between this Amendment and the Sublease, the provisions of this Amendment shall prevail.

1. TERM. Paragraph 4(b) of the Sublease dated December 9, 1996, is revised to add the following language:

     "The Term of this Sublease shall be extended on a month to month basis, that is, for no fixed term, commencing January 1, 1998; provided, however, at any time on or after January 1, 1998, either Sublessor or Sublessee must give ninety (90) days prior written notice to the other of intent to terminate this Sublease ("Termination Notice"), and upon expiration of said Termination Notice this Sublease shall terminate."

2. RENTAL. Commencing January 1, 1998, Sublessee shall pay to Sublessor monthly rent as follows:
          January 1, 1998 through August 31, 1998: $28,291.01 per month. September 1, 1998 through August 31, 1999: $28,992.44 per month. September 1, 1999 through August 31, 2000 $29,927.68 per month. September 1, 2000 through August 31, 2001: $30,629.11 per month.

     Sublessee acknowledges and agrees that (i) the monthly rental amounts set forth above incorporate the Sublessee's pro rata share of the estimated Tenant's Building Share of Building Expenses and of Tenant's Project Share of Project Expenses as of the date of this Amendment, and
     (ii) in the event that Landlord increases the estimated Tenant's Building Share of Building Expenses and Tenant's Project Share of Project Expenses, a proportionate increase in such monthly rental amounts will be made.

3. OPERATING EXPENSE RECONCILIATION. For calendar year 1998, and for each calendar year or portion thereof thereafter in which Sublessee occupies the subleased Premises, Sublessee shall pay, as additional rent to Sublessor, its pro rata share of annual Building Expenses and Project Expenses (as defined in Paragraph 5 of the Master Lease) paid by Sublessor to Lessor in excess of $3.72 per rentable square foot of Sublessor's Premises (the "Baseline Amount"). In the event an adjustment is made to the monthly rental amounts set forth in Section 2 as a result of an increase by the Landlord of the estimated Tenant's Building Share of Building Expenses and Tenant's Project Share of Project Expenses, a proportionate adjustment shall be made to the Baseline Amount.

     Such payment shall be made within 30 days of the delivery by Sublessor to Sublessee of Landlord's Expense Statement for the previous year's operating expenses.

     Sublessee's pro rata share shall be 37.49% (calculated by dividing the rentable area of the subleased Premises, by the rentable area of Sublessor's Premises or 23,381/62,368 = 37.49%). For calendar years in which Sublessee occupies the subleased Premises for less than a full calendar year, Sublessee's pro rata share shall be further prorated based on a 365 day/year basis. This obligation shall survive termination of the sublease.
4. HOLDING OVER. If Sublessee does not vacate the Property upon the expiration of or earlier termination of the Sublease and Sublessor thereafter accepts rent from Sublessee, Sublessee's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Sublease applicable to a month-to-month tenancy.
5. EFFECT OF AMENDMENT: Ratification: Except to the extent that the Sublease is modified by this Amendment, the terms and provisions of the Sublease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Sublease and the terms of this Amendment, the terms of the Amendment shall prevail.
6. ATTORNEYS' FEES. The provisions of the Sublease respecting payment of attorneys' fees shall also apply to this Amendment.
7. COUNTERPARTS. If this Amendment is executed in counterparts, each counterpart shall be deemed an original.
8.   AUTHORITY TO EXECUTE AMENDMENT.  Each individual executing this
     Amendment on behalf of a partnership or corporation represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the partnership and/or corporation and agrees to deliver evidence of his or her authority to Sublessor upon request by Sublessor.
9. GOVERNING LAW. This Amendment and any enforcement of the agreements and modifications set forth above shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

SUBLESSOR                                    SUBLESSEE
APPLIED DIGITAL ACCESS,                      ENOVA CORPORATION,
a Delaware corporation                       a California corporation



    /s/ James Keefe                             /s/ Jerry Deems
------------------------------------       -------------------------------
James Keefe, Chief Financial Officer       Jerry Deems, Vice President, CITO

Date Signed:      1/12/98                  Date Signed:     1/6/98
             ------------------                         ---------------
                                  LESSOR'S CONSENT

The undersigned, Lessor under the Master Lease referenced in the preamble to this Amendment, hereby consents to the subletting of the Premises described herein on the terms and conditions contained in this Sublease. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease. Lessor hereby provides to Sublessee the right to remain in the subleased premises under the same terms and conditions set forth in this Sublease in the event of Sublessor's default.

ACCEPTED AND AGREED TO:
-----------------------
LESSOR
SORRENTO TECH ASSOCIATES,
a California limited partnership

BARNES CANYON RPF REALTY CORP.
a Connecticut corporation
General Partner


     By:                               Date Signed:
        ------------------------------              ---------------------
        Mark S. Knapp, Vice President